UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        Washington D.C. 20549


                              FORM 8-K

                           Current Report

                   Pursuant to Section 13 or 15(d)
               of the Securities Exchange Act of 1934

                   Commission File Number 0-17752

Date of Report (Date of earliest event reported) September 18, 1995

                 CHANNEL AMERICA TELEVISION NETWORK, INC.
       (Exact name of registrant as specified in its charter)

                Delaware                            13-3396571
         (State or other jurisdiction of         (I.R.S. Employer
         incorporation or organization)         Identification No.)

             397 Post Road
          Darien, Connecticut                         06820
         (Address of principal executive offices)    (Zip code)

Registrant's telephone number, including area code:     (203) 656-1168


CHANNEL AMERICA TELEVISION NETWORK, INC.


Item 1.  Changes in Control of Registrant

On September 18, 1995, and then as amended on October 10, 1995, the Company completed a transaction to sell at least 51% of the Company to EVRO Corporation, a Florida corporation based in Kissimee, Florida ["EVRO"], together with the rights for EVRO to acquire through an escrow arrangement, the remaining 49% of Channel America.

Stock Purchase

In accordance with the terms of a Stock Purchase Agreement dated July 13, 1995, as amended September 18, 1995, October 10, 1995 and October 26, 1995 by and between Channel America and EVRO and as a condition precedent to a merger of Channel America into a subsidiary of the EVRO, Channel America issued and delivered to EVRO 27,500,000 shares of restricted common stock of Channel America, such that EVRO owns a majority of the voting shares and majority control of Channel America, and will own at least 51% of the voting shares of Channel America upon completion of the debt conversion described below, at a purchase price [the "Purchase Price"] equal to $1,000,000. Such purchase price is payable in the form of $200,000 in cash, which was fully paid by EVRO on September 28, 1995, and subsequent payments of $800,000, with cash payments of $100,000 payable on or before October 30, 1995 and $300,000 payable on or before November 9, 1995 and $400,000 in the form of a six month promissory note bearing interest at eight percent per annum. In the event of default by EVRO with respect to payment of any portion of the Purchase Price, and a failure by EVRO to cure such default, the shares of Channel America's Common Stock owned by EVRO will be reduced pro rata with respect to such unpaid Purchase Price.

Merger

EVRO has issued to Channel America shares of EVRO Series H Convertible Preferred Stock [the "Convertible Shares"] which are convertible into up to 3,000,000 shares of EVRO Common Stock, in accordance with the terms of an Agreement and Plan of Merger and an Escrow Agreement, both dated as of July 13, 1995, as amended on September 18, 1995, October 10, 1995 and October 26, 1995 by and among Channel America, EVRO and as yet unincorporated subsidiary of EVRO and certain key shareholders [the "Key Shareholders"] of Channel America constituting a majority of the shareholders of Channel America prior to the stock purchase described above. Such convertible shares shall be held in escrow until either (a) the termination of the Merger Agreement, at which time the Convertible Shares shall be returned to EVRO; or (b) such time when EVRO (i) increases its number of authorized shares of EVRO's Common Stock [the "Common Stock"] from 2,500,000 shares to 3,000,000 shares and (ii) register the shares of Common Stock to be issued to the shareholders of Channel America upon conversion of the Convertible Shares pursuant to an effective Registration Statement. The merger is subject to approval by the shareholders of each of EVRO and Channel America in accordance with applicable law. The parties intend to merge Channel America into an as yet unincorporated subsidiary of EVRO in exchange for up to 3,000,000 shares of Common Stock of EVRO. The Merger Agreement is subject to termination by EVRO or Channel America if no merger has occurred by December 31, 1995.

Debt Conversion

All certificates of merger, all common stock of Channel America owned by the Key Shareholders [representing the majority of the remaining 49% of ownership of Channel America not acquired by the Stock Purchase Agreement], the Convertible Shares, and certain other items, as more fully described in the Escrow Agreement defined above, shall be held in escrow until such time as an aggregate of 90% of the note holders and holder of preferred stock of Channel America have agreed to convert such notes and preferred stock, totaling approximately $7,768,533 in debt, into restricted common stock of Channel America. Channel America has reserved 22,838,040 shares of its common stock for such conversion.

Channel America has not completed any filings or proxy solicitations to its shareholders, which may be required under federal or state securities laws or Delaware corporation law, with respect to the prospective acquisition of Channel America by EVRO, and may be subject to sanction and penalties as a result of such violations.


CHANNEL AMERICA TELEVISION NETWORK, INC.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

(a) & (b) The Company intends to file financial statements of EVRO and pro forma financial information required by item 7(a) and (b) as soon as is practicable.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                  Channel America Television Network, Inc.




Dated:  December 15, 1995       By:/s/ David Post